  As filed with the Securities and Exchange Commission on July 2, 1999



                                            Registration No. 333-76143



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1


                                      TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                                 METROCALL, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                      54-1215634
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                     Identification Number)


        6677 Richmond Highway, Alexandria, Virginia 22306, (703) 660-6677 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                WILLIAM L. COLLINS, III, CHIEF EXECUTIVE OFFICER,
             6677 RICHMOND HIGHWAY, ALEXANDRIA, VIRGINIA 22306, (703) 660-6677 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                 With a copy to:
               GEORGE P. STAMAS, ESQ., WILMER, CUTLER & PICKERING
           2445 M STREET, N.W., WASHINGTON, D.C. 20037, (202) 663-6000

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
 At such time or times after the effective date of this Registration Statement that option holders may exercise their options.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a) may determine.

PROSPECTUS

                                     [LOGO]

                                 METROCALL, INC.

                                 311,400 Shares

                     Common Stock, per value $0.01 per share


         This prospectus relates solely to 311,400 shares of common stock of Metrocall, Inc. which may be issued by Metrocall upon the exercise of non-qualified stock options granted to two former ProNet Inc. officers and four former ProNet non-employee directors under Metrocall's 1996 Stock Option Plan, as amended, to replace their ProNet stock options.



         The common stock is traded on the Nasdaq Stock Market under the symbol "MCLL." On June 30, 1999, the closing price for the common stock as reported by Nasdaq was $2 3/4 per share.



Please see "Risk Factors" beginning on page 4 for a discussion of factors you should consider in connection with this offering.




   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
    THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.



 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
   NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS
   NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.






             The date of this prospectus is July 2, 1999.

                                TABLE OF CONTENTS


About Metrocall..........................................................  3

Risk Factors ............................................................  3

Where You Can Find More Information .....................................  4

Information Incorporated Into this Prospectus ...........................  5

Use of Proceeds .........................................................  5

Plan of Distribution and Summary of Plan ................................  5

Legal Matters ...........................................................  7

Experts .................................................................  7

                                ABOUT METROCALL



Metrocall is a leading provider of local, regional and national paging and other wireless messaging services. Paging is the transmission of a telephone number or a text message by radio to a compact receiver that an individual carries on his or her person. In addition to traditional paging, Metrocall's other wireless messaging services include providing news, sports, stock and other general and customized information by radio transmission to pagers with text-receiving capability. We have a national network of paging transmitters through which we provide messaging services to over 1,000 cities, including the 100 largest metropolitan areas. Since 1993, the number of our subscribers has increased from less than 250,000 to more than 5.6 million. We have achieved this growth through a combination of internal growth and a program of mergers and acquisitions. At December 31, 1998, we were the second largest messaging company in the United States based on the number of subscribers.



In October 1998, Metrocall acquired the paging operations of AT&T Wireless Services, Inc. This acquisition increased our subscriber base by adding 1.2 million subscribers to our existing customer base. We also acquired a radio frequency license that will enable us to develop a two-way paging network. With two-way paging, the customer will be able to send, as well as receive, messages on a messaging device. We will also be able to offer guaranteed delivery service. With a conventional pager, if the recipient is out of range or his or her pager is off when the message is transmitted, the message is lost. Guaranteed delivery service saves the message and delivers it when the pager comes back into range or is turned back on.



We have also entered into a five-year strategic alliance with PageMart Wireless, Inc. to develop the radio frequency we acquired from AT&T Wireless Services and to offer services using this spectrum. Under this alliance, we will share with PageMart capital expenditures and operating expenses involved in constructing and providing services using this spectrum.



                           -------------------------



Metrocall was organized as a Delaware corporation in October 1982. Metrocall common stock is traded on the Nasdaq Stock Market under the symbol "MCLL." Metrocall's principal executive offices are located at 6677 Richmond Highway, Alexandria, Virginia 22306 and its telephone number is (703) 660-6677.





                                  RISK FACTORS



You should carefully consider those risks described below, as well as other information included in this prospectus, before making a decision to participate in this offering.



BUSINESS RISKS -- METROCALL'S BUSINESS IS SUBJECT TO RISKS THAT COULD IMPAIR ITS BUSINESS OPERATIONS.



This prospectus incorporates by reference the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 1998, as amended, under "Risk Factors."



FORWARD-LOOKING STATEMENTS -- THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS. IF OUR EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS PROVE TO BE INCORRECT, OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE EXPECTATIONS.



This prospectus includes or incorporates forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about Metrocall, including, among other things:



     - Metrocall's high leverage and need for substantial capital;

     - Metrocall's ability to service its debt;



     - Metrocall's history of operating losses;



     - the restrictive covenants governing Metrocall's indebtedness;



     - Ability to cover fixed charges



     - the amortization of Metrocall's intangible assets;



     - Metrocall's ability to integrate acquisitions and realize cost savings from the elimination of duplicative functions of acquired businesses;



     - the risks associated with Metrocall's ability to implement its business strategies;



     - the impact of competition and technological developments;



     - satellite transmission failures;



     - subscriber turnover;



     - Metrocall's ability to implement its Year 2000 readiness plan;



     - litigation;



     - regulatory changes; and



     - dependence on key suppliers.



Other matters set forth in this prospectus or in the documents incorporated by reference may also cause actual results in the future to differ materially from those described in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.



                       WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, therefore, file reports, proxy statements and other information with the SEC. You can inspect and copy all of this information at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy statements and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of this web site is http:\\www.sec.gov.


            This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. The rules of the SEC allow us to leave some of the information contained in the registration statement out of this prospectus. Therefore, you should review the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC and you can view them at the SEC's website. You should read the exhibits for a more complete description of the matters involved. You should rely only on the information or representations provided in this prospectus and the registration statement. We have not authorized anyone to provide you with different information.

                INFORMATION INCORPORATED INTO THIS PROSPECTUS



            The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference into this prospectus the following documents or information filed with the SEC.



            1. Metrocall's Annual Report on Form 10-K for the year ended December 31, 1998, as amended, filed with the SEC on July 2, 1999.



            2. Metrocall's Quarterly Report on Form 10-Q for the period ended March 31, 1999, as amended, filed with the SEC on July 2, 1999.




            3. Metrocall's Current Reports on Form 8-K filed with the SEC on October 16, 1998 (as amended on January 27, 1999 and
                 July 2, 1999) and January 4, 1999.



            4. The description of the common stock contained in Metrocall's Registration Statement on Form 8-A filed with the SEC on June 14, 1993 under the Exchange Act, which became effective on July 15, 1993, including any amendment or report filed for the purpose of updating such description.



            5. Metrocall's Proxy Statement for the Annual Meeting of Stockholders dated April 5, 1999.



            6.   All future filings by Metrocall with the SEC under Sections 13
                 (a), 13(c), 14 or 15(d) of the Securities Exchange Act until all securities offered under this prospectus have been either sold or deregistered.



You may request a copy of these filings at no cost by writing to us at:
Metrocall, Inc., 6677 Richmond Highway, Alexandria, Virginia, 22306, Attention:
Shirley B. White, Assistant Secretary. We will not provide copies of exhibits to the filings unless the exhibits are specifically incorporated by reference into the body of the filing.





                                 USE OF PROCEEDS



     The amount of proceeds that Metrocall will receive upon exercise of the options to which this prospectus relates depends upon the extent to which the options are exercised. The maximum proceeds are approximately $2.0 million. Metrocall intends to use the net proceeds from the sale of the common stock for general corporate purposes.



                    PLAN OF DISTRIBUTION AND SUMMARY OF PLAN



     The shares of common stock of Metrocall covered by this prospectus are being offered by Metrocall to two former ProNet officers and four former ProNet non-employee directors pursuant to Metrocall's 1996 Stock Option Plan, as amended (the plan).

     A copy of the plan is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain provisions of the plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the plan. The following summary covers only those parts of the plan that apply to the shares covered by this prospectus.


     GENERAL


            Purpose. The plan offers eligible employees and non-employee directors the opportunity to purchase shares of common stock. The plan is intended to encourage employees and non-employee directors to acquire an equity interest in Metrocall which thereby will create a stronger incentive to expend maximum effort for the growth and success of Metrocall and its subsidiaries. Metrocall also issues options under the plan to replace options held by employees or former employees of companies that Metrocall acquires. All of the options underlying the shares covered by this prospectus (covered options) were issued to officers and non-employee directors of ProNet in connection with Metrocall's acquisition of ProNet. Funds received by Metrocall under the plan may be used for any general corporate purpose.



            Shares Available Under the Plan. The number of shares issuable under the plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting Metrocall's common stock. If any option granted under the plan expires or terminates prior to exercise in full, the shares subject to that option will be available for future grants under the plan.



            Administration. The plan is administered by the Board of Directors or the Compensation Committee of the Board of Directors (the Committee). The Committee has the authority and discretion to interpret and construe the terms of the plan and any agreements governing options granted under the plan.


     OPTIONS GRANTED UNDER THE PLAN


            General. The covered options are evidenced by a written agreement setting forth the terms and conditions governing the options. The Committee has broad discretion to determine the timing, amount, exercisability and other terms and conditions of options granted to employees. No covered options granted under the plan are assignable or transferable, other than by will or in accordance with the laws of descent and distribution.



            Exercise. Options granted under the plan may be exercised by delivery to the Committee of a written notice of exercise. The notice must specify the number of shares being exercised and must be accompanied by payment in full of the option price for the shares being exercised, unless the optionee's written notice of exercise directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to Metrocall as the agent for the optionee and at the time the stock certificates are delivered to the broker, the broker tenders to Metrocall cash or cash equivalents acceptable to Metrocall equal to the exercise price. The option price may be paid as permitted by the option agreement,



     - in cash or certified check,



     - by tendering shares of common stock that the optionee has held for at least 6 months and that will be valued at the fair market value on the date of exercise; or



     - any combination of these methods.



         An optionee will not have any of the rights of a stockholder until payment in full for the shares is received and a stock certificate is issued. In addition, with respect to options granted to employees, options may be exercised by any other method that the Committee prescribes.



         Term of Options. Each covered option granted under the plan will terminate no later than December 30, 2001, or such earlier date as its agreement specifies.


     TAX CONSEQUENCES


            The following is a general summary of the federal income tax treatment of non-qualified stock options granted under the plan based upon the current provisions of the Internal Revenue Code and the related tax regulations.




            Nonqualified Stock Options. No tax consequences result from the grant of a nonqualified stock option. An option holder who exercises a non-qualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the option shares on the date of exercise and the option exercise price, and Metrocall will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value of the shares on the date exercised, and when the shares are disposed of, capital gain or loss, either long-term or short-term, will be recognized depending on the holding period of the shares.

            BECAUSE THE TAX CONSEQUENCES TO AN OPTION HOLDER MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH OPTION HOLDER SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

     COVERED OPTIONS


            The following covered options have been awarded under the plan to the following former ProNet officers and former ProNet non-employee directors:



                               Grant                  Grant
         Name                   Date                   Type          Options Outstanding *
---------------------- ---------------------- ---------------------- ----------------------
David J. Vucina,         12/31/97             Non-qualified           180,900

former ProNet            12/31/97             Non-qualified           2,250

executive                12/31/97             Non-qualified           36,000
---------------------- ---------------------- ---------------------- ----------------------
Mark A. Solls,           12/31/97             Non-qualified           49,500
former ProNet
executive
---------------------- ---------------------- ---------------------- ----------------------
Tom Bruns,               12/30/97             Non-qualified           6,750
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
Harvey B.                12/30/97             Non-qualified           6,750
Cash,
former                   12/30/97             Non-qualified           11,250
ProNet
non-empl. Dir.           12/30/97             Non-qualified           2,250
---------------------- ---------------------- ---------------------- ----------------------
Mark Masur,              12/30/97             Non-qualified           6,750
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
George Platt,            12/30/97             Non-qualified           9,000
former ProNet
non-empl. Dir.
---------------------- ---------------------- ---------------------- ----------------------
                                              Total Options
                                              Outstanding            311,400
                                              ---------------------- ----------------------


                               Option
         Name                  Price            Expiration Date
----------------------  --------------------- ---------------------
David J. Vucina,         $6.67                12/30/01

                         $5.97                12/30/01
former ProNet
executive                $6.38                12/30/01
----------------------  --------------------- ---------------------
Mark A. Solls,           $6.67                12/30/01
former ProNet
executive
----------------------  --------------------- ---------------------
Tom Bruns,               $6.67                5/21/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------
Harvey B.                $6.67                7/2/01
Cash,
former                   $6.67                12/30/01
ProNet
non-empl. Dir.           $6.25                12/30/01
----------------------  --------------------- ---------------------
Mark Masur,              $6.67                7/01/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------
George Platt,            $3.33                12/30/01
former ProNet
non-empl. Dir.
----------------------  --------------------- ---------------------


----------------
     *All of the options are immediately exercisable.

                                  LEGAL MATTERS


            Wilmer, Cutler & Pickering, Washington, D.C., will pass upon the validity of the shares offered in this prospectus.


                                     EXPERTS


            The financial statements and schedule of Metrocall, Inc. included in Metrocall, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.



            The combined financial statements of AT&T Wireless Services, Inc. - Messaging Division at December 31, 1997 and 1996, and for the three years ended December 31, 1997 and the notes thereto have been incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.), independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


            The expenses relating to the registration of shares of common stock will be borne by the registrant. Such expenses are estimated to be as follows:


SEC Registration Fee ....................................................  $    565
Accounting fees and expenses ............................................     2,500
Legal fees and expenses .................................................     2,500
Miscellaneous expenses ..................................................     1,935

            Total .......................................................  $  7,500

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


The Metrocall Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Metrocall to the full extent currently permitted by law.



Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.



Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.



In addition, the Metrocall Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Metrocall and its stockholders by eliminating liability in damages for breach of fiduciary duty.
Section 5.5 of the Metrocall Amended and Restated Certificate of Incorporation provides that neither Metrocall nor its stockholders may recover damages from Metrocall directors for breach of their fiduciary duties in the performance of their duties as directors of Metrocall. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Metrocall in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.


ITEM 16.  EXHIBITS


            The exhibits to this registration statement are listed in the
Exhibit Index of this registration statement, which Exhibit Index is hereby incorporated by reference.


ITEM 17.  UNDERTAKINGS

            The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration

Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given the latest quarterly report it is specifically incorporated by reference in the prospectus to provide such interim financial information.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            [the remainder of this page is left intentionally blank]

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alexandria, Virginia on this 2nd day of July, 1999.



                                               METROCALL, Inc.

                                              By: /s/ VINCENT D. KELLY
                                                 -------------------------------
                                                  Vincent D. Kelly
                                                  Chief Financial Officer and
                                                  Executive Vice President




Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                                      Title                           Date
             ---------                                      -----                           ----


               *                         Chairman of the Board                         July 2, 1999
   ---------------------------------
        Richard M. Johnston

               *                         Vice Chairman of the Board, President,
   ---------------------------------     Chief Executive Officer and Director
      William L. Collins, III            (Principal Executive Officer)                 July 2, 1999


               *                         Chief Financial Officer, Executive Vice
   ---------------------------------     President and Treasurer (Principal
          Vincent D. Kelly               Financial and Accounting Officer)             July 2, 1999

               *
   ---------------------------------      Director                                     July 2, 1999
        Harry L. Brock, Jr.

             Signature                                      Title                           Date
             ---------                                      -----                           ----

                *
   ---------------------------------      Director                                     July 2, 1999
       Francis A. Martin, III


                *
   ---------------------------------     Director                                      July 2, 1999
        Ronald V. Aprahamian


                *
   ---------------------------------     Director                                      July 2, 1999
         Elliott H. Singer

                *
   ---------------------------------     Director                                      July 2, 1999
           Michael Greene


                *
   ---------------------------------     Director                                      July 2, 1999
          Royce R. Yudkoff


                *
   ---------------------------------     Director                                      July 2, 1999
          Jackie R. Kimzey


                *
   ---------------------------------     Director                                      July 2, 1999
        Edward E. Jungerman


                *
   ---------------------------------     Director                                      July 2, 1999
           Max D. Hopper



*By: /s/ VINCENT D. KELLY
    ----------------------
    Vincent D. Kelly
    Attorney-in-Fact

                                EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION
-------     -----------
4           1996 Stock Option Plan, as amended (a)

5           Opinion of Wilmer, Cutler & Pickering as to the legality of the securities being registered

23.1        Consent of Arthur Andersen LLP

23.2        Consent of PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.)

24          Power of attorney (b)


-----------


(a)         Incorporated by reference to Metrocall's Proxy Statement (File No.
            000-21924) as filed with the SEC on April 4, 1999.



(b)         Previously filed.